Exhibit 99.1

Rekor Systems Reports Second Quarter 2025 Financial Results

Second Quarter Results Strengthen Position as AI Leader in Roadway Intelligence

●	Improved Adjusted EBITDA: Substantially narrowed Adjusted EBITDA loss by $2 million for the six-month period.
●	Operating Expense Reduction: Reduced operating expenses by 17% quarter over quarter and year over year, reflecting strong cost discipline.
●	Quarterly Gross Revenue: Quarterly gross revenue of $12.4 million, showing the expected rebound from the prior quarter and resulting in revenue nearly flat year-over-year.
●	ATM Offering has been terminated as part of strategic capital initiatives.

COLUMBIA, MD – August 12, 2025 – Rekor Systems, Inc. (NASDAQ: REKR), a global leader in roadway intelligence, today announced its financial results for the three- and six-month periods ending June 30, 2025.

“In Q2, we made significant progress on both operational efficiency and financial performance," said Eyal Hen, Chief Financial Officer of Rekor. "We substantially reduced our operating expenses and improved our year-over-year EBITDA, even in a challenging environment. As we look to the second half of 2025, our focus remains on disciplined execution, expanding margins, and positioning the Company for sustained long-term growth.”

Operational & Strategic Highlights

●

Texas Department of Transportation (TxDOT):
In Q2, the Company received a statewide blanket purchase order for Rekor Command® from TxDOT—one of the largest and most advanced transportation agencies in the U.S.-- Command®  is now operational in Austin and the Company expects to onboard additional districts gradually over the coming quarters as early results in Austin show substant ial operational and safety benefits.

●

Central Texas Regional Mobility Authority (CTRMA):
CTRMA extended its use of Rekor Command® with an additional $1.4 million, five-year contract. The expansion is based on measurable results from previous deployments, including a 324% increase in incident detection and an 11-minute reduction in average response time. The new features include two-way driver communication and predictive AI insights, supporting over 35 major infrastructure projects in Central Texas.

●

Sun Belt State Rekor Discover® Deployment:
Rekor has begun installing 150 Rekor Discover® systems as part of a $1.2M Data-as-a-Service (DaaS) agreement for a major Sun Belt state. This Federal Highway Administration (FHWA)-compliant, AI-enabled traffic data platform eliminates the need for intrusive sensors while providing safer, more actionable insights. Installations are progressing toward completion soon. Agencies are increasingly adopting Rekor's Discover DaaS to gain access to high-quality, per-vehicle traffic data. This model boosts recurring revenue for Rekor while reducing complexity and costs for government partners. The platform is now active in states including Arizona, Colorado, Florida, Georgia, New Mexico, New York, and South Carolina.

●

Expansion of RoadView:
Rekor expanded its RoadView—an intuitive situational awareness platform—to municipalities and counties that lack 24/7 traffic operations centers. RoadView provides live alerts for incidents, congestion, and work zones, offering smaller agencies real-time visibility without requiring significant infrastructure investment.

"We're building the connected intelligence infrastructure that modern transportation demands," said Robert A. Berman, CEO of Rekor. "Our expanding work with agencies like TxDOT, another major state located in the Sun Belt, and CTRMA reflects growing trust in our technology and a broader industry shift toward AI-powered data fusion. Whether it's enabling real-time response or informing long-term planning, Rekor's platforms are helping agencies make smarter, faster, and safer decisions."

Berman continued, "As we reported last quarter, we've implemented a General Manager structure that brings clear accountability and customer focus to the forefront of everything we do. Each business unit now operates under dedicated leadership with full P&L responsibility—allowing us to drive innovation more quickly, scale operations more effectively, and deliver greater value across both domestic and international markets."

Three and Six Months Ended June 30, 2025 Financial Results

This section highlights the changes for the three and six months ended June 30, 2025, compared to the three and six months ended June 30, 2024.

Revenues and Cost of Revenue, excluding Depreciation and Amortization

	Three Months Ended June 30,				Six Months Ended June 30,
	2025	2024	Change		2025	2024	Change
	(Dollars in thousands, except percentages)		$	%	(Dollars in thousands, except percentages)		$	%
Revenue	$12,359	$12,427	$(68)	-1%	$21,557	$22,205	$(648)	-3%
Cost of revenue, excluding depreciation and amortization	6,245	5,776	469	8%	11,006	11,061	(55)	0%
Adjusted Gross Profit	$6,114	$6,651	$(537)	-8%	$10,551	$11,144	$(593)	-5%
Adjusted Gross Margin	49.5%	53.5%	(4.0)%	-7%	48.9%	50.2%	(1.3)%	-3%

The decrease in revenue for the three and six months ended June 30, 2025, compared to the six months ended June 30, 2024, is primarily attributable to adverse weather conditions and a slowdown in project activity, partially driven by ongoing uncertainty within the government sector.

For the three months ended June 30, 2025, cost of revenue, excluding depreciation and amortization increased compared to the corresponding prior period primarily due to the mix of software and hardware revenue which resulted in an increase in personnel and other direct costs.

Adjusted Gross Margin is typically correlated to the mix of software sales versus service-type work. Typically, our software sales carry a higher Adjusted Gross Margin. As a result of the increase in cost of revenue, Adjusted Gross Margin For the three and six months ended June 30, 2025, decreased compared to the three and six months ended June 30, 2024. Adjusted Gross Margin is a non-GAAP measure calculated as Adjusted Gross Profit divided by revenue and should not be considered in isolation from, or as a substitute for, GAAP measures.

Loss from Operations

	Three Months Ended June 30,		Change		Six Months Ended June 30,		Change
(Dollars in thousands)	2025	2024	$	%	2025	2024	$	%
Loss from operations	$(7,735)	$(10,075)	$2,340	-23%	$(17,874)	$(22,991)	$5,117	-22%

Loss from operations for the three and six months ended June 30, 2025, compared to the three and six months ended June 30, 2024, decreased primarily due to a reduction in payroll and payroll related costs as a result of cost containment efforts intended to conform to current operations.

We realized an improvement of $2,404,000 or 24%, in our loss from operations for the three months ended June 30, 2025 compared to March 31, 2025.

EBITDA and Adjusted EBITDA

The Company calculates EBITDA as net loss before interest, taxes, depreciation, and amortization. The Company calculates Adjusted EBITDA as net loss before interest, taxes, depreciation, and amortization, adjusted for (i) impairment of intangible assets, (ii) loss on extinguishment of debt, (iii) stock-based compensation, (iv) losses or gains on sales of subsidiaries, and (v) other unusual or non-recurring items. EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under accounting principles generally accepted in the U.S. ("U.S. GAAP") and should not be considered as an alternative to net earnings or cash flow from operating activities as indicators of our operating performance or as a measure of liquidity or any other measures of performance derived in accordance with U.S. GAAP. EBITDA and Adjusted EBITDA are presented because we believe they are frequently used by securities analysts, investors, and other interested parties to evaluate a company’s ability to service and/or incur debt. However, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do. These non-GAAP measures should not be considered in isolation from, or as a substitute for, GAAP measures.

The following table sets forth the components of the EBITDA and Adjusted EBITDA for the periods included (dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss	$(8,658)	$(9,795)	$(19,532)	$(28,409)
Interest	586	544	1,176	1,598
Depreciation and amortization	1,561	2,344	3,117	4,676
EBITDA	$(6,511)	$(6,907)	$(15,239)	$(22,135)

Share-based compensation	$723	$1,115	$2,093	$2,282
Loss on extinguishment of debt	-	-	-	4,693
Adjusted EBITDA	$(5,788)	$(5,792)	$(13,146)	$(15,160)

Rekor has scheduled a conference call to discuss the second quarter 2025 results on Tuesday, August 12, 2025, at 4:30 P.M. (Eastern).

Any person interested in participating in the call should please dial in approximately 10 minutes prior to the start of the call using the following information:

North America: 877-407-8037/ 201-689-8037

International:

Click here for participant International Toll-Free access numbers

Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=GeLmOo4H

REPLAY INFORMATION

A replay will be made available online approximately two hours following the live call for a period of two weeks. To access the replay, use the following numbers:

Replay Dial-In: 877-660-6853 / 201-612-7415

Access ID: 13755067

An archived webcast will also be available to replay this conference call directly from the Company's website under Investors, Events & Presentations.

About Rekor Systems, Inc.

Rekor Systems, Inc. (NASDAQ: REKR) is a leader in developing and implementing state-of-the-art roadway intelligence systems using AI-enabled computer vision and machine learning. As a pioneer in the implementation of digital infrastructure, Rekor is collecting, connecting, and organizing the world's mobility data – laying the foundation for a digitally-enabled operating system for the roadway. With our Rekor One® Roadway Intelligence Engine at the core of our technology, we aggregate and transform trillions of data points into intelligence through proprietary computer vision, machine learning, and big data analytics that power our platforms and applications. Our solutions provide actionable insights that give governments and businesses a comprehensive picture of roadways while providing a collaborative environment that drives the world to be safer, greener, and more efficient. To learn more, please visit our website: https://rekor.ai, and follow Rekor on social media on LinkedIn, X (formerly Twitter), Threads, and Facebook.

Forward-Looking Statements

This press release and its links and attachments contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Rekor Systems, Inc. that involve substantial risks and uncertainties, including particularly statements regarding our future results of operations and financial position, business strategy, prospective products and services, timing and likelihood of success, plans and objectives of management for future operations and future results of current and anticipated products and services. These statements involve uncertainties, such as known and unknown risks, and are dependent on other important factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance or achievements we express or imply. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date they are made and are subject to a number of risks, uncertainties and assumptions described under the sections in our Annual Report on Form 10-K for the year ended December 31, 2024 entitled "Risk Factors" and elsewhere in our Quarterly Reports on Form 10-Q. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made in this Press Release and in other documents we file from time to time with the SEC that disclose risks and uncertainties that may affect our business. The forward-looking statements in this Press Release do not reflect the potential impact of any divestiture, merger, acquisition, or other business combination that had not been completed as of the date of this filing. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements are qualified in their entirety by reference to the risks discussed in our SEC filings. This cautionary statement also applies to any forward-looking statements made during the conference call referenced herein. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

Company Contact:

Rekor Systems, Inc.

Eyal Hen

Chief Financial Officer

Phone: +1 (443) 545-7260

ehen@rekor.ai

Media & Investor Relations Contact:

Rekor Systems, Inc.

Charles Degliomini
ir@rekor.ai

REKOR SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share and per share amounts)

	June 30, 2025	December 31,
	(Unaudited)	2024
ASSETS
Current assets
Cash and cash equivalents	$4,830	$5,013
Restricted cash	340	316
Accounts receivable, net of reserve allowance of $571 and $486, respectively	7,976	7,232
Inventory	4,580	4,297
Note receivable, current portion	312	340
Other current assets	3,342	2,732
Total current assets	21,380	19,930
Long-term assets
Property and equipment, net	9,754	11,048
Right-of-use operating lease assets, net	7,694	9,348
Right-of-use financing lease assets, net	2,200	2,317
Goodwill	24,313	24,313
Intangible assets, net	13,850	14,450
Note receivable, long-term	-	142
Deposits	881	927
Total long-term assets	58,692	62,545
Total assets	$80,072	$82,475
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	4,090	4,330
Notes payable, current portion	-	1,000
Loan payable, current portion	81	79
Lease liability operating, short-term	1,444	2,310
Lease liability financing, short-term	980	900
Contract liabilities	3,752	3,439
Liability for ATD Holdback Shares, at fair value	-	1,036
Other current liabilities	4,874	5,129
Total current liabilities	15,221	18,223
Long-term Liabilities
Series A Prime Revenue Sharing Notes, net of debt discount of $197 and $263, respectively	9,803	9,737
Series A Prime Revenue Sharing Notes - related party, net of debt discount of $99 and $132, respectively	4,901	4,868
Loan payable, long-term	154	194
Lease liability operating, long-term	11,654	12,371
Lease liability financing, long-term	922	977
Contract liabilities, long-term	1,352	1,298
Deferred tax liability	79	79
Other non-current liabilities	587	587
Total long-term liabilities	29,452	30,111
Total liabilities	44,673	48,334
Commitments and contingencies (Note 8)
Stockholders' equity
Preferred stock, $0.0001 par value, 2,000,000 authorized, 505,000 shares designated as Series A and 240,861 shares designated as Series B as of June 30, 2025 and December 31, 2024, respectively. No preferred stock was issued or outstanding as of June 30, 2025 or December 31, 2024, respectively.	-	-
Common stock, $0.0001 par value; 300,000,000 authorized shares; 122,538,090 and 104,700,593 shares issued as of June 30, 2025 and December 31, 2024, respectively; 122,237,802 and 104,541,073 shares outstanding as of June 30, 2025 and December 31, 2024, respectively.	12	10
Treasury stock, 300,288 and 159,520 shares as of June 30, 2025 and December 31, 2024, respectively.	(873)	(711)
Additional paid-in capital	315,885	294,935
Accumulated deficit	(279,625)	(260,093)
Total stockholders’ equity	35,399	34,141
Total liabilities and stockholders’ equity	$80,072	$82,475

REKOR SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$12,359	$12,427	$21,557	$22,205
Cost of revenue, excluding depreciation and amortization	6,245	5,776	11,006	11,061

Operating expenses:
General and administrative expenses	6,936	7,370	14,222	15,032
Selling and marketing expenses	1,700	2,021	3,457	4,435
Research and development expenses	3,652	4,991	7,629	9,992
Depreciation and amortization	1,561	2,344	3,117	4,676
Total operating expenses	13,849	16,726	28,425	34,135

Loss from operations	(7,735)	(10,075)	(17,874)	(22,991)
Other income (expense):
Loss on extinguishment of debt	-	-	-	(4,693)
Interest expense, net	(586)	(544)	(1,176)	(1,598)
(Loss) gain on remeasurement of ATD Holdback Shares	-	745	(120)	745
Other income	(337)	79	(362)	128
Total other (expense) income, net	(923)	280	(1,658)	(5,418)
Net loss	$(8,658)	$(9,795)	$(19,532)	$(28,409)
Loss per common share	$(0.07)	$(0.12)	$(0.17)	$(0.35)
Weighted average shares outstanding
Basic and diluted	117,435,953	84,932,611	112,459,949	81,929,347